EXHIBIT 10(c)


                                               As of January 16, 1996




Hasbro, Inc.
1027 Newport Avenue
Pawtucket, Rhode Island  02861


Gentlemen:

	We are pleased to set forth the terms of the retention of Bear, Stearns & Co. Inc. ("Bear Stearns") by Hasbro, Inc. (collectively with its affiliates, the "Company").

	1.	We are advised that the Company has received an offer from a third party (the "Bidder") to acquire the Company (the "Offer"). Bear Stearns will assist the Company as its co-exclusive financial advisor and agent with Donaldson, Lufkin & Jenrette ("DLJ") in (i) evaluating the Offer and any other indications of interest or offers (both solicited and unsolicited) received by the Company with respect to any Transaction (as such term is defined below), (ii) evaluating various plans, strategies or transactions for maximizing the Company's value to its shareholders and (iii) in the event the Board determines to undertake a course of action, in implementing any such course of action. In this regard, Bear Stearns shall be the Company's co-exclusive financial advisor and agent with DLJ in connection with any Transaction. As used in this Agreement, the term "Transaction" shall mean any Acquisition Transaction or Restructuring (as such terms are defined below). As used in this Agreement, the term "Acquisition Transaction" shall mean (a) any merger, consolidation, reorganization, recapitalization, business combination or other transaction pursuant to which the Company is acquired by, or combined with, any person or group of persons (which may include the Company's management), corporation, partnership or other entity, including, without limitation, the Bidder (an "Acquiror") or (b) the acquisition, directly or indirectly, by an Acquiror, in a single transaction or a series of transactions, of (i) a substantial portion of the assets or operations of the Company or (ii) a substantial portion of outstanding or newly-issued shares of the Company's capital stock (or any securities convertible into, or options, warrants or other rights to acquire such capital stock) (such capital stock and such other securities, options, warrants and other rights being collectively referred to as "Company Securities") (whether by way of tender or exchange offer, open market purchases, negotiated purchases or otherwise). As used in this Agreement, the term "Restructuring" shall include, but is not limited to, (i) any extraordinary dividend or distribution (of either cash, securities or other property) paid by the Company to its shareholders, (ii) a purchase by the Company of 5% or more of its outstanding common or preferred stock or its outstanding debt securities (whether by way of tender or exchange offer, open market purchases, negotiated purchases from one or more shareholders or otherwise but not including the redemption of the Company's 6% Convertible Subordinated Notes Due 1998), (iii) a sale or spin-off of all or substantially all the assets of, or 5% or more of the capital stock of, any subsidiary or division of the Company, or
(iv) any transaction or series of transactions which has the effect of significantly altering the capitalization of the Company. Bear
Stearns will advise the Company as to structure and valuation of any Transaction, and will assist the Company in negotiations with any Acquiror. If requested, Bear Stearns will provide an opinion (an
"Opinion") with respect to the fairness, from a financial point of view, to the public shareholders of the Company of any Transaction.

	2.	If requested by the Company, Bear Stearns will assist the
Company as its co-exclusive agent with DLJ in identifying and seeking out an Acquiror who would be interested in entering into a Transaction with the Company. Bear Stearns will review and analyze all indications of interest and proposals, both preliminary and firm, that are received from any Acquiror, will advise the Company as to structure and valuation and the ability of prospective Acquirors to finance a Transaction, and will assist the Company in negotiations with any Acquiror. In connection with Bear Stearns' activities on the Company's behalf, Bear Stearns will assist the Company's management in
(a) developing a list of prospective Acquirors and strategies for possible transactions that enhance shareholder value, (b) preparing a descriptive memorandum that describes the Company's operations, management, and financial condition and incorporates current financial data and other appropriate information furnished by the Company (the "Offering Memorandum"), (c) contacting and eliciting interest from prospective Acquirors and (d) structuring such transactions as may be appropriate to this assignment.

	3.	In connection with Bear Stearns' activities on the Company's behalf, the Company agrees to cooperate with Bear Stearns and will furnish to, or cause to be furnished to, Bear Stearns any and all information and data concerning the Company, the Offer, any Transaction, and to the extent available to the Company, any prospective Acquiror (the "Information") which Bear Stearns deems appropriate and will provide Bear Stearns with access to the Company's officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. To the extent that the Company has access to the officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors of any Acquiror, it will provide such access to Bear Stearns. The Company represents and warrants that all Information (a) made available to Bear Stearns or any Acquiror by the Company or (b) contained in the Offering Memorandum or in any filing by the Company with the Securities and Exchange Commission and any court or governmental or regulatory agency, commission or instrumentality (each an "Agency") with respect to the Offer or any Transaction, will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. The Company further represents and warrants that any projections and other Information provided by it to Bear
Stearns, or any Acquiror or contained in the Offering Memorandum will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company acknowledges and agrees that, in rendering its services hereunder, Bear Stearns will be using and relying on the Information (and information available from public sources and other sources deemed reliable by Bear Stearns) without independent verification thereof by Bear Stearns or independent appraisal by Bear Stearns of any of the Company or any Acquiror's assets. Bear Stearns does not assume responsibility for the accuracy or completeness of the Information or any other information regarding the Company, any Acquiror or any Transaction. Any advice tendered by Bear Stearns pursuant to this Agreement may not be disclosed publicly without our prior written consent.

		4.	The nature and scope of Bear Stearns' study for purpose
of delivering any Opinion shall be such as it considers appropriate.
The form of any Opinion shall be such as Bear Stearns considers appropriate and may state in substance, among other things, that it is given in reliance on the accuracy and completeness of the information furnished to Bear Stearns. It is understood that any Opinion may be included in its entirety in any proxy statement or other document distributed to shareholders of the Company in connection with a Transaction. However, no summary of or excerpt from any such Opinion may be used, and no public reference (other than as provided in the preceding sentence) to such Opinion may be made except with Bear
Stearns' prior written approval, which approval shall not be unreasonably withheld.

		5.	In consideration of our services pursuant to this
Agreement, Bear Stearns shall be entitled to receive, and the Company agrees to pay Bear Stearns, the following compensation:

		(a)	Upon execution of this Agreement, the Company shall pay
to Bear Stearns an initial cash fee in the amount of $200,000.

		(b)	Upon the earlier of (i) the execution by the Company of
a letter of intent, agreement in principle or definitive agreement with respect to any Transaction or (ii) the public announcement of any Transaction of the Offer, the Company shall pay to Bear Stearns an additional cash fee of $200,000.

		(c)	If Bear Stearns renders an Opinion, then the Company
shall pay to Bear Stearns an additional cash fee of $1,800,000, of which shall be payable at the time Bear
Stearns render such Opinion. If (i) a Transaction is not consummated within six months of the date of this Agreement or (ii) the form of consideration offered in a pending Transaction is changed, Bear Stearns shall be entitled to such additional compensation as may be agreed upon in good faith between the Company and Bear
Stearns.

		(d)	If an Acquisition Transaction is consummated, then the
Company shall pay to Bear Stearns, immediately upon consummation of such Acquisition Transaction, an additional cash fee (against which all fees previously paid shall be credited) equal to 0.21% of the value of the total consideration paid to the Company or its shareholders in such Acquisition Transaction in respect of (i) assets or operations of the Company, (ii) Company
Securities and (iii) the assumption, directly or indirectly (by operation of law or otherwise), or repayment of indebtedness (including, without limitation, indebtedness secured by assets of the Company) and other liabilities of the Company. In the event an Acquisition Transaction is consummated in one or more steps, including, without limitation, by way of a second-step merger, any additional consideration paid or to be paid in any subsequent step in the Acquisition
Transaction in respect of (x) assets or operations of the Company, (y) Company Securities and (z) the assumption, directly or indirectly (by operation of law or otherwise), or repayment of indebtedness and other liabilities of the Company, shall be included for purposes of calculating Bear Stearns' fee pursuant to this subparagraph 5(d) If all or a portion of the consideration paid in the Acquisition Transaction consists of securities for which a public trading market existed prior to consummation of the Acquisition
Transaction, then the value of such securities shall be determined by the closing or last sales price thereof on the date two business days prior to the date of the consummation of the Acquisition Transaction. If all or a portion of the consideration paid in the Acquisition
Transaction is other than cash or securities for which a public trading market existed prior to consummation of the Acquisition Transaction, then the value of such non-cash consideration shall be the fair market value thereof on the date the Acquisition Transaction is consummated as mutually agreed upon in good faith by the Company's Board of Directors and Bear Stearns.

		(e)	If a Restructuring is consummated, then the Company and
Bear Stearns, shall agree to negotiate in good faith an amendment providing for compensation to be paid to Bear
Stearns in connection with such Restructuring.


		(f)	Bear Stearns shall be entitled to the fees enumerated
in any preceding subparagraph of this paragraph 5 (i) upon the occurrence, during the term, or within one year after the date of termination, of this Agreement, of any event specified in any such subparagraph or (ii) upon the occurrence of any event specified in any such subparagraph with respect to which an agreement was executed by the Company during the term or within one year after the date of termination of the Agreement.

		6.	If the Company requires financing (the "Financing") to
consummate a Transaction, then Bear Stearns shall have the right to act as the Company's co-lead managing underwriter or co-exclusive agent with DLJ, as the case may be, in connection with raising such Financing, subject to approval of Bear Stearns' Commitment Committee and the good faith negotiation and execution of a mutually acceptable agency agreement; provided, however, that this paragraph shall not apply to the Company arranging senior bank financing without an investment banker or other agent.

		7.	If a Transaction is consummated and the Company
determines to refinance (through either a public or private offering of debt or equity securities) all or any portion of any indebtedness of the Company incurred in connection with such Transaction) within two years of such consummation, then Bear Stearns shall have the right to act as the Company's co-lead managing underwriter or co-exclusive agent with DLJ, as the case may be, in connection with raising the funds necessary to complete such refinancing, subject to the approval of Bear Stearns' Commitment Committee and the good faith negotiation of customary and mutually acceptable terms and conditions. The terms "financing" (as used in paragraph 6 above) and "refinancing" (as used in this paragraph 7) expressly include the negotiation of and entering into letters of credit, standby letters of credit and other types of Acquiror guarantees used to secure indebtedness or otherwise (regardless of whether any underlying indebtedness is repaid as part of the Transaction).

		8.	If a Restructuring is consummated is consummated and the
Company determines to dispose of any of its subsidiaries, divisions, businesses or assets within two years of the date of this Agreement, then Bear Stearns shall have the right to act as the Company's co-exclusive agent with DLJ in connection with such dispositions, subject to the good faith negotiation of customary and mutually acceptable terms and conditions.

		9.	In addition to the fees described in paragraph 5 above,
the Company agrees to promptly reimburse Bear Stearns, upon request from time to time, for all reasonable out-of-pocket expenses incurred by Bear Stearns (including, without limitation, reasonable fees and disbursements of counsel, and of other consultants and advisors retained by Bear Stearns) in connection with the matters contemplated by this Agreement.

		10.	The Company agrees to indemnify Bear Stearns in
accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive the termination, expiration or supersession of this Agreement.

		11.	Either party hereto may terminate this Agreement at any
time upon written notice, without liability or continuing obligation except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by Bear Stearns up to the date of termination or completion, as the case may be, (ii) any compensation to be earned by Bear Stearns after termination pursuant to paragraphs 5 - 8 hereof, (iii) the reimbursement of expenses incurred by Bear Stearns up to the date of termination or completion, as the case may be, (iv) the provisions of paragraphs 5 - 8 hereof, inclusive, of this Agreement and (v) the attached Indemnification
Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

		12.	The validity and interpretation of this Agreement shall
be governed by, and construed and enforced in accordance with, the laws of the State of New York applicable to agreements made and to be fully performed therein excluding the conflicts of laws rules). The
Company irrevocably submits to the jurisdiction of any court located in the county of New York in the State of New York including the United States District Court for the Southern District of the State of
New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in any such court, (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity and (iii) agrees not to commence any action, suit or proceeding relating to this Agreement other than in such Courts. The Company hereby waives, and agrees not to assert in any such suit, action or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process
(whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Company or its property or (c) any such suit, action or proceeding is brought in an inconvenient forum.

		13.	The benefits of this Agreement shall inure to the
parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

		14.	Each of the Company and Bear Stearns (and, to the extent
permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement, any Transaction, Opinion or Financing. Each of the Company and Bear
Stearns hereby certifies that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Bear Stearns acknowledges that each party has been induced to enter this Agreement by, inter, alia, the provisions of this paragraph.

		15.	If it is found in a final judgment by a court of
competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

		16.	This Agreement embodies the entire agreement and
understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

		17. 	The Company has all requisite corporate power and
authority to enter into this Agreement and the transactions contemplated hereby (including, without limitation, any Transaction or Financing). This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

		18.	This Agreement does not create, and shall not be
construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of paragraph
11 and the Indemnification Provisions hereof. The Company acknowledges and agrees that Bear Stearns is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement or the retention of Bear Stearns hereunder, all of which are hereby expressly waived. The Company also agrees that Bear Stearns shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, costs, liabilities, expenses or disbursements resulting from any negligent act or omission of Bear Stearns) (whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Bear Stearns, this Agreement and the transactions contemplated hereby (including, without limitation, any Transaction, Financing or Opinion). The Company acknowledges that Bear Stearns was induced to enter into this Agreement by inter, alia, the provisions of this paragraph.

		19.	For the convenience of the parties, any number of
counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

		If the foregoing correctly sets forth our Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.


                                         Very truly yours,
                                         BEAR, STEARNS & CO. INC.



                                         By: /s/ David H. Glaser
                                            --------------------
                                            Managing Director



Confirmed and Agreed to
this 23rd day of January 1996

HASBRO, INC.


By: /s/ Harold P. Gordon
   ---------------------
   Name:   Harold P. Gordon
   Title:  Vice Chairman


                       INDEMNIFICATION PROVISIONS


	The Company (as such term is defined in the Agreement (as such term is defined below)) agrees to indemnify and hold harmless Bear Stearns to the fullest extent permitted by law, from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other out-of-pocket costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitations, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Bear Stearns is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Bear Stearns' acting for the Company, including, without limitation, any act or omission by Bear Stearns in connection with its acceptance of or the performance or non-performance of its obligations under the agreement dated As of January 16, 1996 between Bear Stearns and Hasbro, Inc., as it may be amended from time to time (the "Agreement"), (b) the Offer (as such terms is defined in the Agreement), (c) any Transaction (as such term is defined in the Agreement), (d) any Opinion (as such term is defined in the Agreement), (e) any Financing (as such term is defined in the Agreement) or (f) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from, any filing with any Agency (as such terms is defined in the Agreement) or similar statements or omissions in or from any information furnished to Bear Stearns, the shareholders of the Company or any Acquiror (as such term is defined in the Agreement) by the Company; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Bear Stearns.

	These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Bear Stearns or the persons indemnified below in this sentence and shall extend to the following: The Bear Stearns Companies Inc., Bear, Stearns & Co. Inc., their respective affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons of Bear Stearns within the meaning of the federal securities laws. All references to Bear Stearns in these Indemnification Provision shall be understood to include any and all of the foregoing.

	If any action, suit, proceeding or investigation is commenced, as to which Bear Stearns proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by Bear Stearns to notify the Company shall not relieve the Company from its obligations hereunder unless the Company is materially prejudiced by the failure of Bear Stearns to give such notice. Bear Stearns shall have the right to retain counsel of its own choice to represent it after consultation with the Company and such counsel being reasonably acceptable to the Company, and the Company shall pay the reasonable fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Bear Stearns made with the Company's written consent, which consent shall not be unreasonably withheld.
The Company shall not, without the prior written consent of Bear Stearns, settle or compromise any claim, or permit a default or compromise or consent includes, as an unconditional term thereof, the giving by claimant to Bear Stearns of an unconditional and irrevocable release from all liability in respect of such claim.

	In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Bear Stearns, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Bear Stearns, on the other hand, and also the relative fault of the Company, on the one hand, and Bear Stearns, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs and expenses and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Bear Stearns shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Bear Stearns pursuant to the Agreement.

	Neither termination nor completion of the engagement of Bear Stearns referred to above shall affect these Indemnification
Provisions which shall then remain operative and in full force and effect.